UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On January 14, 2014, the Company announced that Janet Carnell Lorenz was appointed as Chief Business Development Officer of the Company, effective immediately.

Prior to being appointed Chief Business Development Officer, Ms. Carnell Lorenz, 51, served as Senior VP of Corporate Development and Marketing of the Company since 2010.

Ms. Carnell Lorenz brings an extensive background in business development, marketing and new technology launch to her new role.  A 22-year veteran of the high-tech marketing industry, she previously managed a top-ranked marketing firm with $40 million in annual revenue. Ms. Carnell Lorenz specializes in bringing disruptive technologies to market and has an extensive background in branding, marketing, social media, and product development. Her experience includes managing international market expansions, developing national account campaigns and creating licensing programs.

Ms. Carnell Lorenz is married to John Lorenz, the Company’s Chairman, Chief Executive Officer, and President.

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description of Exhibit:
99.1	Press Release dated January 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 20, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)